BRIGGS, BUNTING & DOUGHERTY, LLP

                                Philadelphia, PA








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated November 24, 1999, accompanying the October 31, 1999 financial statements of New Century Portfolios (comprising, respectively, the New Century Capital Portfolio and the New Century Balanced Portfolio) which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.




                                           /S/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                           BRIGGS, BUNTING & DOUGHERTY, LLP



Philadelphia, Pennsylvania
August 25, 2000